UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2014

SEACOR Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
The information set forth in (and incorporated by reference into) this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On March 3, 2014, SEACOR Holdings Inc. (the "Company") issued a press release setting forth its fourth quarter 2013 earnings (the "Earnings Release").
The Earnings Release also disclosed that the Company is restating the condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2013 (the “2013 Quarterly Reports”), as more fully described in Item 4.02 below.
A copy of the Earnings Release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a)In late February 2014, in connection with the Company’s year-end accounting review and preparation of its year-end financial statements, the Company’s management (“Management”) discovered an error in its accounting for taxes related to the spin-off of Era Group, Inc. (the “Spin-Off”), which occurred on January 31, 2013. In connection with the Spin-Off, the Company failed to make a provision on the date of the Spin-off for certain potential taxes in the amount of $10.1 million. The principal effect of this error is an increase in the net loss from discontinued operations for the first quarter of 2013 of $10.1 million. After giving effect to this increase, the net loss for that quarter will be $21.0 million, or $1.06 per diluted share of Company's common stock, compared with the previously reported net loss of $10.9 million, or $0.55 per diluted share of the Company’s common stock. The error also affects the cumulative net income (loss) figures reported for the second and third quarters of 2013 by the same amount.
On February 28, 2014, Management, together with the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), concluded that the Company’s previously issued financial statements included in the 2013 Quarterly Reports should no longer be relied upon solely as a result of the error described in the previous paragraph.
The determination to restate the financial statements included in the 2013 Quarterly Reports will not affect the timing for filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 10-K”), which is being filed contemporaneously with this Current Report on Form 8-K, and will include restated financial information with respect to the fiscal quarter ended March 31, 2013. The Company will file amended versions of the 2013 Quarterly Reports to restate its financial results for those periods, together with an explanation of the restatements, as soon as reasonably practicable.
Management also identified a material weakness in the Company’s internal control over financial reporting as of December 31, 2013, solely related to the error in tax accounting made in connection with the Spin-Off, which is described in the 2013 10-K. Management is taking steps to remediate the material weakness, including the development of enhanced policies and procedures governing oversight and evaluation of the accounting for income taxes over significant non-routine business transactions.  Management believes the additional control procedures, when implemented and validated, will remediate this material weakness.
The Audit Committee of the Board of Directors and the Management have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Certain statements discussed in this report as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including decreased demand and loss of revenues as a result of additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities, the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the past provision of emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services and Shipping Services, decreased demand for Shipping Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services and Shipping Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Inland River Services and Shipping Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in agriculture commodity trading and logistics activities, adequacy of insurance coverage, the existence of a material weakness in the Company's internal controls over financial reporting and the Company's ability to remediate such material weakness, the attraction and retention of qualified personnel by the Company, and various other matters and factors, many of which are beyond the Company's control as well as those discussed in Item 1A (Risk Factors) of the Company's Annual report on Form 10-K. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of SEACOR Holdings Inc., dated March 3, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

March 3, 2014	By:	/s/ Richard Ryan

Name: Richard Ryan
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of SEACOR Holdings Inc., dated March 3, 2014.